News Release

Medical Innovation Holdings, Inc (MIHI) Announces the Build out of a National Tele-Medicine Network to Support President Trump’s declaration of War on Addiction

President Trump declares the Opioid Crisis Across America a National Public Health Emergency triggering The Public Health Service Act. Telemedicine Coverage Seen as a Solution.

DULUTH, GEORGIA – 11/02/2017

Medical Innovation Holdings, Inc, announces an acceleration of deploying a national tele-medicine infrastructure with virtual addiction specialist to work with the thousands of Americans addicted to pain killers in all areas of the country with a focus on rural and remote areas of the country.

Having the President declare a National Public Health Emergency will provide federal health officials the ability to circumvent many existing policies regarding public health allowing for a national network to exist.

Jake Sanchez, CEO, explains “that under the act Dr. Don Wright, Secretary of Health and Human Services, will be able to modify the practice of telemedicine. In other words, using telemedicine to treat addiction and prescribe medication for Medicare, Medicaid, and Children’s Health and Insurance Program, known as CHIPS. We are uniquely positioned to answer this call to duty”.

According to the National Institute on Drug Abuse there were 20,000 deaths in 2016 attributed to fentanyl and fentanyl analogs (synthetic opioids) with a total of 64,000 deaths due to overdoses in the USA. It is no wonder the President has declared it a national emergency. (https://www.drugabuse.gov/related-topics/trends-statistics/overdose-death-rates)

Sanchez goes on to say “the government may also relax the licensor laws allowing doctors from any state to treat any patient. This could be a game changer in the use of telemedicine to solve national epidemics. The network can be deployed quickly because the communication infrastructure in many parts of the country is already in place. (In USA 99.73% of the population has access to Broadband Internet https://geoisp.com/us/) Our cloud-based software to provide the necessary medical information and records has been completed and is being tested. Aggregating abuse and addiction specialist can be easily accomplished by suspending the licensor laws.

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About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through our wholly owned subsidiary, 3Point Care, we provide personalized high-tech high-touch telemedicine encounters pairing our virtual health specialty doctors with traditional primary doctors utilizing nextgen virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical healthcare practice. Through our other companies and relationships, we offer Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

We serve a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI please visit the Company’s website at http://www.medicalinnovationholdings.com

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FORWARD-LOOKING STATEMENTS

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